EXHIBIT 99.1
Gold Flora Reports Second Quarter 2024 Financial Results
Reports $31.6 Million in Q2 2024 Revenue and Adjusted Gross Profit of $18.2 Million, Representing a 57% Adjusted Gross Margin
Achieves Goal of Generating in Excess of 30% of Retail Revenue from the Company’s First Party Brand Portfolio

Recently Completed Cultivation Investments Deliver 14% Improvement in Flower Harvest Yields

Conference Call to be Held August 14, 2024, at 6:00 p.m. (Eastern Time)
Laurie Holcomb Named Chairman of the Board

Costa Mesa, CA – August 14, 2024 - Gold Flora Corporation, ("Gold Flora" or the "Company") (Cboe Canada:GRAM) a leading vertically-integrated California cannabis company, announced its financial results for the three month period (“Q2 2024”). All amounts are expressed in U.S. dollars.
Q2 2024 Financial Highlights:
•Total revenue of $31.6 million;
•Q2 2024 gross profit of $7.2 Million, representing a 23% gross margin;
•Q2 2024 adjusted gross profit1 of $18.2 million, representing a 57% adjusted gross margin. Adjusted gross profit excludes depreciation & amortization and operating expense related to U.S. tax code 280E adjustments, and non-recurring inventory adjustments. The adjustments do not affect reported operating income;
•Net quarterly loss of $(24.0) million;
•Adjusted EBITDA1 of $(2.0) million for Q2 2024.
•Cash used in operating activities of $4.8 million; and
•Cash and cash equivalents totaled $10.7 million as of June 30, 2024.
Operational Highlights:
•Achieved the Company’s stated goal of increasing its first party product revenue generated at its owned retail stores to 30% of total first party retail store sales in June 2024 and have continued to maintain this targeted level subsequent to quarter end.
•Entered into agreements to lease an additional 53,000 square feet of cultivation canopy at two facilities located near the Company's Desert Hot Springs campus, bringing the total cultivation footprint to 160,000 square feet. The Company expects to add approximately 25,000 pounds of annual flower production with the increased capactity2. The turn-key facilities will be delivered ready for operations, and the respective lease payments do not commence until a date subsequent to receipt of all necessary state and local licenses, the first of which is expected in the first half of 20252.
•Increased Q2 flower harvest volume by 14% over the prior quarter through recently completed improvements that have refined and optimized the Company’s cultivation methods and strains.
•Continued the successful launch of Gramlin, currently the 5th fastest growing cannabis brand in California. Gramlin is targeted at high-volume consumers and includes products across the top-selling categories, including newly launched pre-rolls and multiple vape formats. Currently, Gramlin products are available across the Company’s 16 retail stores, through its commerce digital sites, and at over 250 third-party retailers.
1 Adjusted Gross Profit and Adjusted EBITDA are non-GAAP financial measures. See "Non-GAAP Financial Measures" at the end of this press release for a reconciliation and discussion of non-GAAP financial measures.
2This is a forward-looking statement and based on a number of assumptions. See “Forward Looking Statements”at the end of this press release.

◦Subsequent to quarter end, the Company further expanded the Gramlin offering with the introduction of 1G live rosin vapes, produced from 100% indoor-grown hash rosin oil that leverages low-temperature ceramic core hardware optimized for premium rosin flavor preservation.
• As of July 26, Gold Flora’s Form-211 cleared the U. S. securities regulatory process and, as a result, its U. S. market activity is no longer restricted to unsolicited bids and asks, with Glendale Securities, Inc. acting as the Company’s initial market maker.
•Laurie Holcomb, Chief Executive Officer of Gold Flora, was named Chairman of the Board, effective immediately.
Management Commentary
“Our efficient, vertically integrated operations have allowed us to expand our competitive position, capture shelf-space, and enhance our brand portfolio, so we can successfully launch new products and navigate the evolving California market,” said Laurie Holcomb, Chief Executive Officer and Chairman of Gold Flora. “I am proud of the work our team has done to improve our market leadership position in our core areas of focus. We continue to demonstrate success by bringing high-quality, high-margin products to market that generate excellent consumer responses.”

Ms. Holcomb continued, “To do this, we leverage our strong market insights, premier strains, and genetics, together with our best-in-class cultivation and manufacturing capabilities, to create innovative new products, as exemplified by our recent successful launch of Gramlin. In July, we further expanded the Gramlin line of products, introducing 1G Live Rosin vapes at our 16 stores, with wholesale distribution recently commencing across the State. According to recent BDSA data, Gramlin is now the 5th fastest growing cannabis brand in California since launch in March 2024.”

Ms. Holcomb concluded, “As one of the largest indoor cultivators in the state, we have a unique competitive advantage that sets us apart from the vast majority of other operators in California. We can quickly adjust our operations to meet current market demand, and at scale, enabling us to offer attractive price points and excellent products. With our cultivation investments complete and subsequent harvests now demonstrating the improved yield and product quality that we can generate, we are incredibly well positioned to execute on the opportunity ahead of us as we move through the second half of the year.”
Q2 2024 Financial Results

(in thousands)	Q2 2024	Q1 2024	% Change
Total Revenue	$31,642	$32,153	(2)%
Wholesale Revenue	$5,455	$5,236	4%
Retail Revenue	$26,187	$26,917	(3)%
Gross Profit	$7,248	$10,029	(28)%
Gross Margin	23%	31%
Adjusted Gross Profit (1)	$18,176	$17,398	4%
Adjusted Gross Margin	57%	54%
Net Loss	$(23,954)	$(13,704)	75%
Adjusted EBITDA (2)	$(1,972)	$(1,801)	9%
(1) Adjusting for depreciation & amortization, operating expense related to U.S. tax code 280E adjustments and non-recurring inventory adjustments. Adjusted Gross Profit is a non-GAAP financial measure. See "Non-GAAP Financial Measures" at the end of this press release for a reconciliation and discussion of non-GAAP financial measures.
(2) Adjusted EBITDA is defined as EBITDA adjusted to exclude extraordinary items, non-recurring items and, other non-cash items, including, but not limited to (i) stock-based compensation expense, (ii) change in fair value of the earn out liability, (iii) non-recurring legal and professional fees, human-resources, inventory and collections-related expenses, (iv) intangible and goodwill impairments and loss on disposal of assets, (v) transaction costs related to merger and acquisition activities, (vi) retail and cultivation pre-opening costs and, (vii) non-recurring inventory adjustments. Adjusted EBITDA is a non-GAAP financial measure. See "Non-GAAP Financial Measures" at the end of this press release for a reconciliation and discussion of non-GAAP financial measures.
The Company’s consolidated financial statements for Q2 2024 ("Financial Statements") as well as its accompanying management discussion and analysis of financial condition and results of operations (“MD&A”) will be included in its Annual Report on Form 10-K filed on EDGAR (www.sec.gov) as well as on SEDAR (www.sedarplus.ca). Please refer to the MD&A for additional detail and discussion on the Company’s results from operations.

Conference Call
The Company will host a conference call to discuss the Q2 2024 financial results on August 14, 2024, at 6:00 p.m. Eastern Time. A question-and-answer session will follow management’s prepared remarks.

CONFERENCE CALL DETAILS
DATE:	Wednesday, August 14, 2024
TIME:	6:00 p.m. (Eastern Time)
WEBCAST:	https://app.webinar.net/QP2eEAdn0lp
DIAL-IN NUMBER:	1 (416) 764-8609 or 1 (888) 390-0605
CONFERENCE ID:	88900835
REPLAY:	1 (416) 764-8677 or 1 (888) 390-0541 Available until 12:00 midnight Eastern Time Wednesday, May 22, 2024 Replay Code: 900835 #
For more information on Gold Flora Corporation, visit: https://ir.goldflora.com/.

About Gold Flora Corporation
Gold Flora Corporation is a female-led, vertically-integrated cannabis leader that owns and operates multiple premium indoor cannabis cultivation facilities, 16 retail dispensaries in strategic geographies, a distribution business selling first party and third party brands into hundreds of dispensaries across California, and a robust portfolio of 8 cannabis brands, including Gramlin, one of the fastest growing brands in the state. The Company’s retail operations include Airfield Supply Company, Caliva, Coastal, Calma, King's Crew, Varda, Deli, and Higher Level, and its distribution company operates under the name Stately Distribution.

Gold Flora Corporation’s indoor cultivation canopy currently comprises approximately 107,000 square feet across three facilities in its Desert Hot Springs campus and two San Jose cultivation facilities. In addition, the Company has entered into leases for two state-of-the-art indoor cultivation facilities in Palm Springs, with 53,000 square feet of canopy to start operation once licensing is complete. The Company also has the option to expand further in the future depending on market demand, with already entitled acreage providing approximately 240,000 square feet of canopy. The Desert Hot Springs campus also houses the Company's manufacturing and extraction facilities and Stately Distribution. This centralized location provides for optimal security and logistics benefits and protects the product as it moves though the Company's larger pipeline.

With hubs throughout the state, the Company distributes many prominent brands, including its own premium lines of Gramlin, Gold Flora, Cruisers, Roll Bleezy, Aviation Cannabis, Jetfuel Cannabis, Mirayo by Santana, and Monogram. Third party brands are increasingly contacting the Company in search of reliable input sources and established distribution.

References to information included on, or accessible through, websites and social media platforms do not constitute incorporation herein by reference of the information contained at or available through such websites or social media platforms, and the reader should not consider such information to be part of this press release.

For the latest news, activities, and media coverage, please visit www.goldflora.com.
Non-GAAP Financial Measures
This news release contains the non-GAAP financial measure “Adjusted EBITDA,” and “Adjusted Gross Profit” which are not recognized under GAAP and do not have a standardized meaning prescribed by GAAP. As a result, these measures may not be comparable to similar measures presented by other companies. For a reconciliation of “Adjusted EBITDA” and “Adjusted Gross Profit” to the most directly comparable financial information presented in the Financial Statements in accordance with GAAP, see the section entitled “Reconciliation of Non-GAAP Measures” below.
Adjusted EBITDA
Our management believes Adjusted EBITDA is a useful measure for investors to assess the performance of the Company as it provides more meaningful operating results by excluding the effects of expenses that are not reflective of our underlying business performance and other one-time or non-recurring expenses. We define “Adjusted EBITDA” as EBITDA adjusted to exclude extraordinary items, non-recurring items and, other non-cash items, including, but not limited to (i) stock-based compensation expense, (ii) change in fair value of the earn out liability, (iii) non-recurring legal and professional fees, human-resources, inventory and collections-related expenses, (iv) intangible and goodwill impairments and loss on disposal of assets, (v) transaction costs related to merger and acquisition activities, (vi) retail and cultivation pre-opening costs, and (vii) non-recurring inventory adjustments.

Adjusted Gross Profit
Our management believes Adjusted Gross Profit is a useful measure for investors to assess the performance of the Company as it provides more meaningful operating results by excluding the effects of expenses that are not reflective of our underlying business performance. We define “Adjusted Gross Profit” as Gross Profit adjusted to exclude operating expenses (including depreciation and amortization) related to U.S. tax code 280E adjustments and non-recurring inventory adjustments.
Reconciliation of Non-GAAP Measures

	Three Months Ended		Six Months Ended
(in thousands)	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Revenues	$31,642	$14,957	$63,795	$30,609
Cost of Goods Sold	24,394	11,017	46,518	22,623
Gross Profit	7,248	3,940	17,277	7,986
	23%	26%	31%	26%
Adjustments to Gross profit
Depreciation and Amortization	$946	$966	$1,838	$1,399
Operating Expenses related to 280E adjustments	5,663	1,321	10,842	3,132
Non-Recurring Inventory Adjustments	4,319	—	5,617	597
Adjusted Gross Profit	$18,176	$6,227	$35,574	$13,114
Adjusted Gross Profit %	57%	42%	56%	43%

	Three Months Ended		Six Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Net Loss	$(23,954)	$(14,106)	(37,658)	(23,447)
Debt and Convertible Debt Interest Expense, Net	1,154	1,549	1,926	3,148
Finance Lease Liability Interest Expense, Net	3,356	2,602	6,735	5,176
Amortization of Debt Discount Interest Expense, Net	179	685	356	1,217
Taxes	736	749	1,723	1,514
Depreciation and Amortization	4,049	2,615	8,099	4,732
EBITDA	$(14,480)	$(5,906)	(18,819)	(7,660)
Addback for Adjusted EBITDA
Noncash Operating Lease Expense	$(119)	$73	$(262)	$292
Implementation Software Costs	—	—	110	—
Change in Fair Value of Earnout Liability	—	4,375	—	4,375
Share-Based Compensation	86	42	279	98
Bad Debt Expense	411	350	411	323
Transaction Fees and Legal Fees	2,234	787	2,825	1,546
Penalties and Fines	5,577	—	5,577	—
Retail and Cultivation Preopening Costs	—	—	489	—
Non-Recurring inventory Adjustments	4,319	—	5,617	597
Adjusted EBITDA	$(1,972)	$(279)	$(3,773)	$(429)

Forward Looking Statements
This press release contains "forward-looking information" within the meaning of applicable Canadian securities legislation and the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to the expectations or forecasts of business, operations, financial performance, prospects, and other plans, intentions, estimates and beliefs, and may include statements regarding Gold Flora's expected financial condition and performance, the current and projected market, and growth opportunities for the company. Words such as "expects," "continue," "will," "anticipates," and "intends," or similar expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements in this press release include, but are not limited to, statements relating to enhanced profitability and productivity as a result of optimized cultivation, increased volume and/or margin during the second half of 2024, the timing of the release of live rosin products, statements related to the Company leasing additional cultivation space at the Desert Hot Springs Campus, including the expected increase in annual flower production and expected timing for receipt of necessary state and local approvals, and the timing and scale of any potential benefits realized during the remainder of 2024 from scaling our platform. These forward–looking statements are based on Gold Flora's current projections and expectations about future events and financial trends that it believes might affect its financial condition, results of operations, prospects, business strategy and financial needs, and on certain assumptions and analysis made by it in light of the experience and perception of historical trends, current conditions and expected future developments and other factors it believes are appropriate. Forward-looking information and statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors, including those risk factors in Part I, Item 1A ("Risk Factors") in our most recent Form 10-K, which may cause actual events, results, performance, or achievements to be materially different from future events, results, performance, and achievements expressed or implied by forward looking information and statements herein. Although Gold Flora believes that any forward-looking information and statements herein are reasonable, in light of the use of assumptions and the significant risks and uncertainties inherent in such information and statements, there can be no assurance that any such forward-looking information and statements will prove to be accurate, and accordingly readers are advised to rely on their own evaluation of such risks and uncertainties and should not place undue reliance upon such forward-looking information and statements. Any forward-looking information and statements herein are made as of the date hereof and, except as required by applicable laws, Gold Flora does not assume any obligation to update or revise any forward-looking information or statements contained herein or to update the reasons that actual events or results could or do differ from those projected in any forward-looking information and statements herein, whether as a result of new information, future events or results, or otherwise.
Investor Contact:
ir@goldflora.com